                                                                   EXHIBIT 10.51
                                                                   -------------

                          LOAN AND SECURITY AGREEMENT

     This Loan and Security Agreement ("Agreement") is made as of November 14, 1996 between POSITRON CORPORATION, a Texas corporation ("Borrower") and PROFUTURES BRIDGE CAPITAL FUND, L.P., a Delaware limited partnership ("Lender").

     Section 1.     Definitions. In addition to the terms defined elsewhere in
                    -----------
this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" - when used with reference to a specified person and except
      ---------
where this Agreement specifies a different definition, (a) any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified person, or (b) any person that is an officer or director of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, director, partner, or trustee, or with respect to which the specified person serves in a similar capacity.

     "Applicable Law" - the law in effect from time to time and applicable to
      --------------
the transactions between Borrower and Lender pursuant to this Agreement, the Note and the other Loan Documents executed in connection herewith.

     "Business Day" - any day other than Saturday, Sunday or other day on which
      ------------
commercial banks in Houston, Texas are authorized or required to close under the laws of the State of Texas.

     "Cardiology Machine" - the POSICAM(TM) HZL-R System medical imaging device,
      ------------------
Catalog No. 712-100030, Serial No. 21, described on Exhibit D, including all cameras, reading stations and processing equipment attached thereto or associated therewith, and all computer and other electronic data processing hardware and software installed thereon or used in connection with any of the foregoing.

     "Cardiology Machine Contracts" - all leases, contracts and other
      ----------------------------
arrangements, now or hereafter existing, between Borrower and any other person relating to the possession or use of the Cardiology Machine, including the arrangement in effect as of the date hereof (the "BCPA Contract") between Borrower and Buffalo Cardiology & Pulmonary Associates ("BCPA") relating to the Cardiology Machine in effects as of the date hereof.

     "Commitment" - the aggregate amount of $1,400,000.
      ----------

     "Commitment Termination Date" - December 31, 1996, or if earlier, the date
      ---------------------------
that the Notes has been fully paid.

     "Control" - the possession directly or indirectly, of the power to direct
      -------
or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

     "Costs and Expenses" - as defined in Section 9 hereof.
      ------------------

     "Credit Period" - the period commencing on the date of this Agreement and
      -------------
ending on the Commitment Termination Date.

     "Default" - an event which with the giving of notice or the passage of
      -------
time or both would constitute an Event of Default.

     "Environmental Matters" - a release of any toxic or hazardous waste or
      ---------------------
other chemical substance, pollutant or contaminant into the environment or the generation, treatment, storage or disposal of any toxic or hazardous wastes or other chemical substances.

     "Environmental Laws and Regulations" - all environmental, health and safety
      ----------------------------------
laws, regulations, and ordinances applicable to Borrower, or any of their respective assets or properties, including without limitation: (i) all regulations, resolutions, ordinances, decrees, and other similar documents and instruments and all decrees, and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, whether issued by environmental regulatory agencies or otherwise, and (ii) all laws, regulations, resolutions, ordinances and decrees relating to Environmental Matters.

     "Events of Default" - shall have the meaning set forth therefor in Section
      -----------------
11(a) hereof.

     "GAAP" - whether used directly or indirectly through use of a
      ----
capitalized term, generally accepted accounting principles consistently applied and in accordance with past practices, provided that wherever "GAAP" is referred to in this Agreement, a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     "Intellectual Property" - collectively, the Computer Hardware and Software,
      ---------------------
Copyrights, Patents, Trademarks, Licenses and Trade Secrets, each as hereafter defined.

     "Liabilities" - as defined in Section 3(a) hereof.
      -----------

     "Lien" - any mortgage, deed of trust, pledge, security interest,
      ----
encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement intended as security under the Uniform Commercial Code of any jurisdiction); provided however, an escrow of a security deposit received by Borrower from its customers relating to the sale of inventory shall not be deemed to be a Lien for purposes of this definition.

     "Loan" - as defined in Section 2(a).
      ----

     "Loan Documents" - this Agreement, the Note, all filings to protect or
      --------------
record the security interests granted herein, including filings under the Uniform Commercial Code or other Applicable Law, the Note and all other documents executed and delivered at any time in con-nection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.

     "Maturity Date" - June 30, 1997.
      -------------

     "Maximum Rate" - shall mean the maximum lawful, non-usurious rate of
      ------------
interest which under Applicable Law Lender may charge Borrower on the Loans made pursuant to this Agreement from time to time.

     "Permitted Liens" - shall mean (i) Liens for taxes, assessments and other
      ---------------
governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable, or such Liens the enforcement of which are, at all times, effectively and fully stayed and are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves, if any, required under GAAP shall have been established, (ii) Liens created by this Agreement or the other Loan Documents, (iii) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business, (iv) zoning restrictions, easements, licenses, restrictions of the use of real property or minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of Borrower the value of such property, (v) inchoate liens arising under the Employee Retirement Income Security Act of 1974, as amended, to secure benefit plans from time to time in effect, (vi) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of Borrower or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by Borrower, (vii) liens to secure the indebtedness of Borrower to Uro-Tech, Ltd. ("Uro-Tech") evidenced by the promissory note dated November 1, 1995 executed by Borrower payable to the order of Uro-Tech (the "Uro-Tech Indebtedness"); provided, however, that Borrower shall not permit the unpaid principal amount of the Uro-Tech Indebtedness to exceed $663,000 at any time, and (viii) liens to secure the indebtedness of Borrower to Boston Financial & Equity Corporation ("BF&EC") arising under the Revolving Financing Agreement dated February 9, 1996 between Borrower and BF&EC (the "BF&EC Indebtedness"); provided, however, that Borrower shall not permit the unpaid principal amount of the BF&EC Indebtedness to exceed the principal amount of $1,000,000 at any time.

     "Person" - an individual, a corporation, a partnership, a joint venture, a
      ------
trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

     "Premises" - the corporate headquarters of Borrower located at 16350 Park
      --------
Ten Place, Houston, Texas 77084.

     "Unused Commitment" - at any time, the amount of the Commitment less the
      -----------------
then outstanding principal balance of both Loans.

     Section 2.     The Loans.
                    ---------

          (a)  Commitment. Lender hereby agrees, on the terms and subject to the
               ----------
conditions of this Agreement, to make two loans of $700,000.00 each (individually, a "Loan" and, collectively the "Loans") to Borrower during the Credit Period up to (but not including) the Commitment Termination Date. If all conditions precedent to Lender's obligation to make the second Loan have been fulfilled, Lender shall advance the funds under the second Loan within fifteen days after Lender's receipt of Borrower's request therefor.

          (b)  Intentionally left blank.
               ------------------------

          (c)  Note. The Loans shall be evidenced by a single promissory note of
               ----
Borrower (together with any replacement or substitute therefor, the "Note") in substantially the form of Exhibit A hereto, dated the date of the initial borrowing of the Loans hereunder, payable to the order of Lender in the amount of the Commitment. The Note shall be subject to pre-payment as provided in
Section 2(e) hereof.

          (d)    Maturity. The Loans shall mature and be payable, together with
                 --------
all accrued but unpaid interest thereon, on the Maturity Date.

          (e)    Interest. The Note shall bear interest and be payable as
                 --------
provided in the Note. The Note may be prepaid at any time without premium or penalty.

          (f)    Intentionally left blank.
                 ------------------------

          (g)    Intentionally left blank.
                 ------------------------

     Section 3.  Collateral.
                 ----------

          (a)    Grant of Security. To secure the prompt and complete payment,
                 -----------------
observance and performance of all of the obligations and liabilities of Borrower under the Note and under this Agreement, including without limitation, all interest thereon and all Costs and Expenses (collectively, the "Liabilities"), Borrower hereby assigns and pledges to Lender, and hereby grants to Lender, a lien and security interest in all of Borrower's right, title and interest in and to all of Borrower property and assets, whether now owned or existing or hereafter arising or acquired and wheresoever located, together with all proceeds thereof (collectively, the "Collateral"), including the following:

          The Cardiology Machine and the Cardiology Machine Contracts.
          -----------------------------------------------------------

          Accounts. All present and future accounts, accounts receivable and
          --------
other rights of Borrower to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, the "Accounts");

          Computer Hardware and Software. All of the following (collectively,
          ------------------------------
the "Computer Hardware and Software"):

               (a) All computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

               (b) All software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by Borrower, designed for use on the computers and electronic data processing hardware described in clause (a) above;

               (c)  All firmware associated therewith;

               (d) All documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

               (e) All rights with respect to all of the foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvements rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing;

          Copyrights. All copyrights, registered or unregistered, now or
          ----------
hereafter in force throughout the world including, without limitation, all copyrights registered in the United States Copyright Office or anywhere else in the world, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit (collectively, the "Copyrights");

          Equipment. All machinery, manufacturing, distribution, selling, data
          ---------
processing and office equipment, furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles and all other goods of every type and description (other than Inventory), in each instance whether now owned or hereafter acquired by Borrower and wherever located (collectively, the "Equipment");

          Inventory. All inventory and goods now owned or hereafter acquired by
          ---------
Borrower (wherever located, whether in the possession of Borrower or of a bailee or other person for sale, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials, or consigned, returned or repossessed goods) which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which are raw materials, work in process or materials used or consumed in Borrower's business (collectively, the "Inventory");

          Licenses. All rights under or interest in any trademark license
          --------
agreements or service mark license agreements with any other party, whether Borrower is a licensee or licen-sor under any such license agreement, together with any goodwill connected with and symbolized by any such trademark license agreements or service mark license agreements, and the right to prepare for sale and sell any and all Inventory now or hereafter owned by Borrower and now or hereafter covered by such licenses (collectively, the "Licenses");

          Patents. All the following (collectively, the "Patents"):
          -------

               (a) All letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Exhibit B attached hereto;

               (b) All patent licenses; provided, however, that Borrower shall not license any of Borrower's patents without Lender's prior consent.

               (c)  All reissues, divisions, continuations,
continuations-in-part, extensions, renewals and reexaminations of any of the items described in clauses (a) and (b); and

               (d) All proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and including any patent or patent application referred to in Exhibit B attached hereto, and for breach or enforcement of any patent license, and all rights corresponding thereto throughout the world;

          Trade Secrets. Common law and statutory trade secrets and all other
          -------------
confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of Borrower (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license (collectively, the "Trade Secrets");

          Trademarks. All now owned or existing and hereafter acquired or
          ----------
arising trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications listed on Exhibit C attached hereto and made a part hereof, together with any goodwill connected with and symbolized by any such trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, and (iv) all of Borrower's rights corresponding thereto throughout the world (collectively, the "Trademarks");

          General Intangibles. All rights, interests, choses in action, causes
          -------------------
of actions, claims and all other intangible property of Borrower of every kind and nature (other than Accounts), in each instance whether now owned or hereafter acquired by Borrower, and however and whenever arising, including, without limitation, all corporate and other business records; all loans, royalties, and other obligations receivable; all inventions, designs, goodwill, registration, franchises, customer lists, credit files, correspondence, and advertising materials; all customer and supplier contracts, firm sale orders, rights under license and franchise agreements (other than Licenses), and rights under provider contracts and all other contracts and contract rights; all interests in partnerships and joint ventures; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all payments due or made to Borrower in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all deposit accounts (general or special) with any bank or other financial institution, including, without limitation, any deposits or other sums at any time credited by or due to Borrower from any affiliate of Lender with the same rights therein as if the deposits or other sums were credited by or due from Lender thereunder, all credits with and other claims against carriers and shippers; all rights to indemnification; all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts; all proceeds of insurance of which Borrower is beneficiary; and all letters of credit, guaranties, liens, security interests and other security held by or granted to Borrower; and all other intangible property, whether or not similar to the foregoing;

          Chattel Paper, Instruments and Documents. All chattel paper, leases,
          ----------------------------------------
all instruments, and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of lading, warehouse receipts and other documents of title and documents, in each instance whether now owned or hereafter acquired by Borrower; and

          Other Property. All property or interests in property now owned or
          --------------
hereafter acquired by Borrower which now may be owned or hereafter may come into the possession, custody or control of Lender or any agent or affiliate of Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); and all rights and interests of Borrower, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same;
(ii) money; (iii) proceeds of loans, including, without limitation, Loans made under this Agreement; and (iv) insurance proceeds and books and records relating to any of the Collateral covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof.

          (b)  Borrower Remains Liable. Anything herein to the contrary
               -----------------------
notwithstanding, (i) Borrower shall remain solely liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement and any other security document executed in connection with this Agreement (the "Security Documents") had not been executed, (ii) the exercise by Lender of any of its rights hereunder or under any other Security Document shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral, and (iii) Lender shall not have any responsibility, obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Security Document, nor shall Lender be required or obligated, in any manner, to (1) perform or fulfill any of the obligations or duties of Borrower thereunder, (2) make any payment, or make any inquiry as to the nature or sufficiency of any payment received by Borrower or the sufficiency of any performance by any party, under any such contract or agreement, or (3) present or file any claim, or take any action to collect or enforce any claim for payment assigned hereunder.

          (c)  Representations and Warranties Regarding Collateral. Borrower
               ---------------------------------------------------
represents and warrants as of the date of this Agreement and as of the date of the making of each Loan hereunder (except for changes permitted or contemplated by this Agreement) until termination of this Agreement:

               (i) The correct name of Borrower is set forth in the first paragraph of this Agreement. The chief place of business, chief executive office of Borrower and all Inventory and Equipment of Borrower are located at the Premises and Borrower has exclusive possession and control of the Equipment and Inventory, except that the Cardiology Machine is leased to Buffalo Cardiology & Pulmonary Associates ("BCPA"). All records concerning the Accounts, the Intellectual Property, and all originals of all chattel paper which evidence any Account are located at the chief executive offices of Borrower and none of the Accounts is evidenced by a promissory note or other instrument.

               (ii) Borrower is the legal and beneficial owner of the Collateral free and clear of all Liens except for Liens of Lender hereunder and except for Permitted Liens.

               (iii) Borrower currently conducts business under the name Positron Corporation and uses no other trade name.

               (iv) This Agreement creates in favor of Lender a legal, valid and enforceable security interest in the Collateral, except as limited by bankruptcy, insolvency, moratorium, fraudulent transfer and other laws and judicial decisions affecting the enforcement of creditor's rights generally. When financing statements have been filed in the offices of the Secretary of State of Texas and the U.S. Patent and Trademark Office, respectively, or delivery of Collateral consisting of certificates, notes and other instruments are made to Lender, Lender will have a fully perfected lien on, and security interest in, the Collateral in which a lien and security interest may be perfected by filing or delivery.

               (v) No authorization by any other person or any approval or other action by, and no notice to or filing with, any governmental authority that has not already been taken or made and which is in full force and effect, is required (1) for the grant by Borrower of the security interest in the Collateral granted hereby; (2) for the execution, delivery or performance of this Agreement by Borrower; or (3) for the exercise by Lender of any of its other rights or remedies hereunder.

          (d)  Perfection and Maintenance of Security Interest and Lien.
               --------------------------------------------------------
Lender's security interests in and liens on and against the Collateral, and all proceeds and products thereof, shall continue in full force and effect until all Liabilities have been fully satisfied. Bor-rower shall perform any and all steps reasonably requested by Lender to perfect, maintain and protect Lender's security interests in and liens on and against the Collateral granted or purported to be granted hereby and by the other Security Documents or to enable Lender to exercise its rights and remedies hereunder and under the other Security Documents with respect to any Collateral, including, without limitation: (i) executing and filing financing or continuation statements, or amendments thereof, in form and substance reasonably satisfactory to Lender; (ii) executing and recording deeds of trust and other Security Documents in form and substance reasonably satisfactory to Lender; (iii) delivering to Lender all certificates, notes and other instruments (including, without limitation, all letters of credit on which Borrower is named as a beneficiary) representing or evidencing Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Lender; (iv) placing notations on Borrower's books of account to disclose Lender's lien and security interest therein and marking conspicuously each document, contract, chattel paper and all records pertaining to the Collateral with a legend, in form and substance satisfactory to Lender, indicating that such document, contract, chattel paper, or Collateral is subject to the lien and security interest granted herein; and (v) executing and delivering all further instruments and documents, and taking all further action, as Lender may reasonable request.

          (e)  Financing Statements. To the extent permitted by Applicable Law,
               --------------------
Borrower hereby authorizes Lender to file one or more financing or continuation statements and amendments thereto, disclosing the lien and security interest granted to Lender under this Agreement without Borrower's signature appearing thereon, and Lender agrees to notify Borrower when such a filing has been made. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          (f)  Filing Costs. Borrower shall pay the costs of, or incidental to,
               ------------
all Recordings or filings of all financing statements and other Security Documents.

          (g)  Schedule of Collateral. Borrower shall furnish to Lender from
               ----------------------
time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

          (h)  Equipment and Inventory. Borrower shall:
               -----------------------

               (i) Keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) on the Premises, except that Borrower may continue to lease the Cardiology Machine to BCPA.

               (ii) Maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment, and make or cause to be made all appropriate repairs, renewals and replacements thereof, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or desirable to such end.

          (i)  Accounts.
               --------

               (i) Borrower shall keep its chief place of business, chief executive office and the office where it keeps its records concerning the Accounts, and the offices where it keeps all originals of all chattel paper which evidence Accounts, at the Premises. Borrower will hold and preserve such records and chattel paper (in accordance with Lender's usual document retention practices) and will permit representatives of Lender at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

               (ii) Except as otherwise provided in this subsection (ii) or elsewhere in this Agreement, Borrower shall continue to collect, at its own expense, all amounts due or to become due to Borrower under the Accounts. In connection with such collections, Borrower may take (and, at Lender's direction, shall take) such action as Borrower or Lender may deem necessary or advisable to enforce collection of the Accounts provided however, that Lender shall have the right at any time after the occurrence of an Event of Default hereunder and for so long as such Event of Default shall occur and be continuing, to notify the account debtors or obligors under any Account of the assignment of such Account to Lender and to direct such account of the assignment of such Account to Lender and to direct such account debtors or obligors to make payment of all amounts due or to become due to Borrower thereunder directly to Lender, and after the occurrence of an Event of Default hereunder and for so long as such Event of Default shall occur and be continuing, at the expense of Borrower, to enforce collection of any such Account, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Borrower might have done. After the occurrence of an Event of Default hereunder and for so long as such Event of Default shall occur and be continuing, (1) all amounts and proceeds (including instruments) received by Borrower in respect of the Accounts shall be received in trust for the benefit of Lender, shall be segregated from other funds of Borrower and shall be forthwith paid over to Lender in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (i) released to Borrower if the Event of Default is cured or is otherwise not continuing or (ii) if any Event of Default shall have occurred and be continuing, applied as provided herein, and (2) Borrower shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

               (iii) In any suit, proceeding or action brought by Lender under any Account comprising part of the Collateral, Borrower will save, indemnify and keep Lender, harmless from and against all expenses, loss or damage suffered by reason of any defense, set-off counterclaim, recoupment or reduction of liability at any time owing to or in favor of such obligor or its successors from Borrower, and all such obligations of Borrower shall be and shall remain enforceable against and only against Borrower and shall not be enforceable against Lender.

               (iv) At Lender's requested in the event that Borrower has Accounts with respect to which the account debtor is the United States of America or any department, agency or instrumentality thereof (all such Accounts being hereinafter referred to as "Government Receivables"), then Borrower shall, with respect to such Government Receivables, promptly comply with the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727, et seq.) and any other statute or regulation governing the collection of such Government Receivables, and shall promptly deliver to Lender evidence of such compliance, which evidence shall be in form and substance satisfactory to Lender in its sole discretion.

               (v) Borrower will keep and maintain at Borrower's own cost and expense satisfactory and complete records of the Collateral in a manner consistent with Borrower's current business practice, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral. Subject to the terms of any prior Permitted Lien, Borrower shall, for Lender's further security, deliver and turn over to Lender or Lender's designated representatives at any time following the occurrence of an Event of Default within five days' notice from Lender or Lender's designated representative, any such books and records (including, without limitation, the file cabinets in which paper copies of such records are stored and any and all computer tapes, programs and source codes relating to such Collateral or any part or parts thereof).

               (vi) Except for Permitted Liens, Borrower will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on such Collateral, and will defend the right, title and interest of Lender in and to Borrower's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever.

               (vii) Borrower will not, without Lender's prior written consent, except in the ordinary course of business and for amounts which are not material in the aggregate: (1) grant any extension of time of payment of any of the Collateral or compromise, compound or settle any Account for less than the full amount thereof; (2) release, wholly or partly, any person liable for the payment thereof; or (3) allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business.

               (viii) Borrower will advise Lender promptly, in reasonable detail, of (1) any security interest, lien or claim made by or asserted against any or all of the Collateral, except for Permitted Liens; and (2) the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the security interests and liens with respect to such Collateral created hereunder or under any other Security Document.

          (j)  Lender May Perform. So long as any Event of Default shall have
               ------------------
occurred and be continuing, if Borrower fails to perform any agreement contained herein or in any Loan Document, Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of Lender incurred in connection therewith shall be payable by Borrower on demand and shall become part of the Liabilities secured hereunder. Borrower appoints Lender as Borrower's agent and attorney-in-fact to do any and every act which Borrower is obligated by this Agreement to do, exercise all rights of Borrower in the Collateral, to make collections, to execute any and all papers in writings, to do all other things necessary to preserve and protect the Collateral and to protect Lender's security interest in the Collateral; and for the purpose of asserting, protecting or enforcing any of Lender's rights therein, Lender may receive, open, and dispose of mail addressed to Borrower and endorse notes, checks, drafts, money orders, documents of title, or other evidences of payment, shipment, or storage of any part of the Collateral on behalf of and in the name of Borrower.

          (k)  Lender's Duties. The powers conferred on Lender hereunder are
               ---------------
solely to protect its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty as to any Collateral, except such duties as are established by Applicable Law with respect to secured transactions. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own similar property, it being understood that Lender shall be under no obligation to take any steps necessary to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of Borrower and shall be added to the Liabilities.

     Section 4.     Representations and Warranties. Borrower hereby represents
                    ------------------------------
and warrants to Lender that:

          (a)       Organization.
                    ------------

                    (i) Borrower is duly organized and validly existing under the laws of the State of Texas and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged. Borrower has no subsidiaries. All of Borrower's shares which are issued and outstanding have been duly and validly issued and are fully paid and non-assessable. There are no outstanding warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of capital stock of Borrower, nor are there any securities outstanding which are convertible into or exchangeable for any share of capital stock of Borrower, except as set forth on Schedule 4.

                    (ii) Borrower is in good standing in the State of Texas and in each state in which it is qualified to do business, except for such states in which failure to so qualify would not have a material adverse effect on the Collateral or on the business, operations, financial condition or properties of Borrower, taken as a whole. There are no jurisdictions in which the character of the properties owned by Borrower or in which the transaction of the business of Borrower as now conducted requires or will require Borrower to qualify to do business, except jurisdictions in which the failure to so qualify would not have a material adverse effect on the Collateral or on the business, operations, financial condition, or properties of Borrower taken as a whole.

          (b)       Power, Authority, Consents.
                    --------------------------

                    (i) Borrower has the power to execute, deliver and perform the Loan Documents to be executed by it.

                    (ii) Borrower has the power to borrower hereunder and has taken all necessary corporate action to authorize the borrowing hereunder on the terms and conditions of this Agreement.

                    (iii) Borrower has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents.

                    (iv) No consent or approval of any Person (including without limitation, any stockholder of Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by Borrower, or the validity, enforcement or priority, of the Loan Documents or any Lien created and granted thereunder, each of which either has been duly and validly obtained on or prior to the date hereof and is now in full force and effect.

          (c)  No Violation of Law or Agreements. The execution and delivery by
               ---------------------------------
Borrower of each Loan Document and performance by it hereunder and thereunder, does not and will not violate any provision of law and does not and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any certificate of incorporation or by-laws of Borrower, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, instrument, document, bond, note or indenture to which Borrower is a party, or by which it is bound or any of its properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of Borrower, except for the Liens created and granted hereunder.

          (d)  Due Execution, Validity, Enforceability. This Agreement and each
               --------------------------------------
other Loan Document has been duly executed and delivered by Borrower and each constitutes the valid and legally binding obligation of Borrower, enforceable in accordance with its terms, except that the remedy of specific performance and other equitable remedies are subject to judicial discretion and except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditor's rights generally; but such laws shall not materially interfere with the practical benefits of the security interest in the Collateral or the Liens created hereby, except for (i) possible delay, (ii) situations which may arise under Chapter 11 of the Bankruptcy Code and (iii) equitable orders of the Bankruptcy Court.

          (e)  Properties, Priority of Liens. All of the properties and assets
               -----------------------------
owned by Borrower are owned free and clear of any Lien of any nature whatsoever, except for Permitted Liens and except as provided for in the Security Documents to be executed and delivered pursuant hereto. The Liens which have, simultaneously with the execution and delivery of this Agreement, been created and granted by the Security Documents, and upon filing of appropriate financing statements pursuant to Sections 10(a)(i)(3) and (4) or possession of certain Collateral, as appropriate, constitute valid perfected Liens on the Collateral, subject to no prior or equal Lien except the Permitted Liens.

          (f)  Judgments, Actions, Proceedings. There are no outstanding
               -------------------------------
judgments, actions or proceedings pending before any court or government authority, bureau or agency, with respect to or, to the best of Borrower's knowledge, threatened against or affecting Borrower, involving, in the case of any court proceeding, a claim in excess of $25,000, nor, to the best of Borrower's knowledge, is there any reasonable basis for the institution of any such action or proceeding which is probable of assertion, nor any such actions or proceedings in which Borrower is a plaintiff or complainant.

          (g)  No Defaults, Compliance with Laws. Borrower is not in material
               --------------------------------
default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, and except as set forth on Schedule 4(g), Borrower has complied and is in compliance in all respects with all applicable laws, ordinances and regulations the non-compliance with which would have a material adverse effect on the business, operations, financial condition or properties of Borrower or on the ability of Borrower to perform its obligations under the Loan Documents.

          (h)  Burdensome Documents. Borrower is not a party to or bound by, nor
               --------------------
are any of the properties or assets owned by Borrower used in the conduct of its businesses (including the Collateral) affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment which materially and adversely affects its business, assets or condition, financial or otherwise.

          (i)  Tax Returns. Borrower has filed all federal, state and local tax
               -----------
returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof. There are no material federal, state or local tax liabilities of Borrower due or to become due for any tax year prior to 1996, whether incurred in respect of or measured by the income of Borrower and there are no material claims pending or, to the knowledge of Borrower, proposed or threatened against Borrower for past federal, state or local taxes.

          (j)  Intangible Assets. Borrower owns or has rights to use all
               ------------------
necessary patents, trademarks and service marks, trademark and service mark rights, trade names, trade name rights and copyrights to conduct its business as now conducted and as proposed to be conducted, without any conflict with the patent, trademark and service marks, trademarks and service mark rights, trade names, trade name rights or copyrights of any other Person. Borrower has not licensed any Patents or Trademarks. Borrower has not used any trade names or assumed names except in connection with advertising and in any event not in connection with the incurrence of any obligations of liabilities of any kind.

          (k)  Name Changes. Borrower has not in the six-year period
               ------------
immediately preceding the date of this Agreement changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

          (l)  Full Disclosure. None of the financial information, nor any
               ---------------
certificate, opinion or any other statement made or furnished in writing to Lender by or on behalf of Borrower in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to Borrower which has, or would in the now foreseeable future have, a material adverse effect on the business, prospect or condition, financial or otherwise, of Borrower, which fact has not been set forth herein, in any financial statements, or a certificate, opinion or other written statement so made or furnished to Lender.

          (m)  Condition of Assets.
               -------------------

               (i) All of the assets and properties of Borrower, which are reasonable necessary for the operation of its business, are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.

               (ii) Borrower has no current knowledge and no reason to believe that any of the assets and properties of Borrower subject to a lease are not in good working condition, ordinary wear and tear excepted, or are not able to serve the function for which they are currently being used.

          (n)  Related Parties.  Borrower has not paid or agreed to pay any
               ---------------
commission, fee or other compensation to any general partner of Lender, or any employee or affiliate of such partner or Lender, in connection with the transactions contemplated by the Loan Documents.

          (o)  Investment Company Act; Public Utility Holding Company Act.
               ----------------------------------------------------------
Borrower is not (i) an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (ii) a "public utility holding company" or a "holding company" or a "subsidiary company" of a "holding company" or an "affilate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (p)  Licenses and Approvals.  Borrower has all necessary licenses,
               ----------------------
permits and governmental authorizations, including, without limitation, licenses, permits and authorizations relating to Environmental Matters, to own and operate its properties and to carry on its business as now conducted, except for such licenses, permits and governmental authorizations the failure to obtain any of which would not have a material adverse effect on the business, financial condition or results of operations of Borrower, taken as a whole. The Cardiology Machine and Borrower's Inventory complies in all material respects with the requirements of the U.S. Food and Drug Administration.

          (q)  Obligations.  After giving effect to the transactions
               -----------
contemplated by the Loan Documents Borrower (1) will not be a party to or be bound by any franchise, agreement, deed, lease or other instrument, or be subject to any corporate restriction, which is so unusual or burdensome so as to cause, in the foreseeable future, a material and adverse effect upon, or materially impair the financial condition, operations, business, assets or property of Borrower, or (2) does not intend to incur or does not believe that it will incur debts beyond the ability of Borrower to pay such debts as they become due.

          (r)  Intellectual Property.  With respect to the Intellectual
               ---------------------
Property, (i) the Trademarks listed on Exhibit C include all of the trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications now owned by Borrower, (ii) the Patents listed on Exhibit B include all the patents to which Borrower is the registered owner, and (iii) no other Liens, claims or security interests have been granted by Borrower to any other Person in the Intellectual Property.

All of Borrower's warranties and representations contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.

     Section 5.     Delivery of Financial Reports, Documents and Other
                    --------------------------------------------------
Information. Borrower shall deliver to Lender the following:
-----------

          (a)       Annual Financial Information. Annually, as soon as
                    ----------------------------
available, but in any event within 90 days after the last day of each of Borrower's fiscal years, a consolidated and consolidating balance sheet of Borrower as of the last day of Borrower's fiscal year, and consolidated and consolidating statements of operations or income, cash flows, and stockholders equity for such fiscal year, each prepared in accordance with GAAP and, as to the consolidated statement, certified without qualification (except as to Borrower's ability to continue business as a going concern) by Coopers & Lybrand, LLP or such other firm of certified public accountants approved by Lender as fairly presenting in all material respects the financial position and the results of operation of Borrower as of and for the year ending on each of its respective dates and as having been prepared in accordance with GAAP as to such consolidating statements, to be certified in a certificate of the president or chief financial officer of Borrower as fairly presenting in all material respects the financial position and the results of operations of Borrower as of and for the fiscal year then ended and as having been prepared in accordance with GAAP.

          (b)       Accountants Reports.  Not later than the 45th day of the
                    -------------------
following month, a balance sheet, income statement and cash flow statement prepared by Borrower reflecting Borrower's operations during the preceding month, and promptly upon receipt thereof, copies of all other reports submitted to Borrower by its independent accountants in connection with any annual or interim audit or review of the books or management, operations, controls or procedures of Borrower made by such accountants.

          (c)       Other Information. A copy of all reports received or sent by
                    -----------------
Borrower relating to the Cardiology Machine not later than the next Business Day such report or other information was received or sent. Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, the Note and the other Loan Documents, or otherwise relating to the business, affairs and conditions of Borrower as Lender may reasonably request from time to time.

          (d)       Copies of Documents. Not later than the 45th day following
                    -------------------
the close of each fiscal quarter of Borrower, financial projections prepared by Borrower and applicable to such period as Lender requests, and promptly upon their becoming available, copies of any (i) financial statement, other projections, non-routine reports, notices (other than routine correspondence), request for waivers and proxy statements, in each case, delivered by Borrower to any lending institution; (ii) correspondence or notices received by Borrower from any federal, state or local governmental authority which regulates the operations of Borrower, relating to an actual or threatened change or development which would be materially adverse to Borrower; (iii) private placement memoranda or registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by Borrower with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of the said Commission; and (iv) any appraisals received by Borrower with respect to the properties or assets of Borrower.


          (c)       Notices of Defaults. Promptly, notice of the occurrence of a
                    -------------------
Default or an Event of Default hereunder, or an event which would constitute or cause a material adverse chance in the condition, financial or otherwise, or of the operations of Borrower.

                                     -16-

          (f)       Insurance Coverage. All material changes in insurance
                    ------------------
coverage for both property and casualty insurance from the coverage currently maintained by Borrower, but in any event any change effecting a reduction in coverage or in the amount of coverage.

          (g)       Intellectual Property. If, prior to the termination of this
                    ---------------------
 Agreement, Borrower shall (1) obtain rights to or become entitled to the benefits of any new Intellectual Property, or (2) enter into any new trademark, service mark, patent or copyright license agreement, the provisions of this subsection shall automatically apply thereto. Borrower shall give to Lender written notice of events described in the preceding sentence on a quarterly basis. Borrower hereby authorizes Lender to modify this Agreement on a quarterly basis by amending any Exhibits hereto to include any future Intellectual Property.

     Section 6.     Affirmative Covenants. Borrower shall do or cause to be done
                    ---------------------
each of the following:

          (a)       Books and Records. Keep proper books of record and account
                    -----------------
in a manner consistent with past practice and GAAP in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and activities.

          (b)       Inspections and Audits. Permit Lender to make or cause to be
                    ----------------------
made (at Borrower's expenses) inspections and audits of any books, records and papers of Borrower, or to make inspections and examinations of any properties and facilities of Borrower, on reasonable notice, at all such reasonable times and as often as Lender may reasonably require in order to assure that Borrower is and will be in compliance with its obligations under the Loan Documents or to evaluate Lender's investment in the then outstanding portion of the Note.

          (c)       Maintenance and Repairs. Maintain or cause to be maintained
                    -----------------------
in good repair, working order and condition, subject to normal wear and tear, all material properties and assets from time to time owned or leased by it and used in or necessary for the operation of its business, and make all reasonable repairs, replacements, additions and improvements thereto.

          (d)       Continuance of Business. Preserve and keep in full force and
                    ------------------------
effect its corporate existence and all permits, rights and privileges necessary for the proper conduct of its business, and continue to engage in the same line of business, including, without limitation, the qualification of Borrower to do business as a foreign corporation in each jurisdiction in which failure to so qualify would have a material adverse effect on the business, operations, financial condition or properties of Borrower taken as a whole.

          (e)       Copies of Corporate Documents. Promptly deliver to Lender
                    -----------------------------
copies of any amendments or modifications to its certificate of incorporation and by-laws, certified with respect to the certificate of incorporation by the Secretary of State of its state of incorporation and, with respect to the by-laws, by the secretary or assistant secretary of the corporation.

          (f)       Perform Obligations. Pay and discharge all indebtedness
                    -------------------
secured by the Permitted Lien's and pay and discharge all of its other obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and prop-erties, when due, unless and to the extent only that such other obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP then in effect, proper and adequate book reserves relating thereto are established by Borrower, and then only to the extent that a bond is filed in case where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

          (g)  Notice of Litigation. Promptly notify Lender in writing of any
               --------------------
litigation, legal proceeding or dispute involving amounts in excess of $25,000 affecting Borrower whether or not fully covered by insurance, and regardless of the subject matter (excluding, however, any actions relating to worker's compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

          (h)  Insurance. Maintain with or at responsible insurance companies
               ---------
such insurance on such of its properties in such amounts and against such risks as is customarily maintained by similar businesses (it being acknowledged hereby that the insurance maintained by Borrower as of the date hereof is deemed to be of the type and amount customarily maintained by the businesses similar to that of Borrower) each such policy with loss payable endorsements naming Lender as loss payee, or in respect of liability insurance, additional named insured and in each case, with such endorsements to be effective regardless of breach of warranties, declaration or conditions in such policy and stating that the insurer shall give Lender 30 days written notice of any nonpayment or non-renewal thereof, all in form and substance satisfactory to Lender; file with Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within 30 days after notice in writing from Lender, obtain such additional insurance as Lender may reasonably request.

          (i)  Environmental Compliance. Operate all property owned or leased by
               ------------------------
it such that no material obligations, including any remediation or clean-up obligations, shall arise under any Environmental Law and Regulation, which obligation would constitute a Lien or charge on any property of Borrower; provided, however, that if any such claim is made or any such obligation arises, Borrower shall, at its own cost and expense, immediately satisfy such claim or obligation.

          (j)  Intellectual Property. To the extent desirable in the normal
               ---------------------
conduct of Borrower's business, to: (i) prosecute diligently any trademark application, service mark application, patent application or copyright application that is part of the Intellectual Property pending as of the date hereof or thereafter until the termination of this Agreement, and (ii) make application for any new trademarks, service marks, patents, or copyrights. Borrower further agrees (1) not to abandon any Intellectual Property without the prior written consent of Lender and (2) to use its best efforts to maintain in full force and effect the Intellectual Property, that is or shall be necessary or economically desirable in the operation of Borrower's business. Any expenses incurred in connection with the foregoing shall be borne by Borrower.

          (k)  Brokers, Fees. Indemnify and hold Lender harmless from any claim,
               -------------
liability, loss cost, or expense arising out of any claim for a commission, fee or other compensa-tion from any investment banker, broker, finder, intermediary or similar Person in connection with the transactions contemplated by the Loan Documents.

     Section 7.   Negative Covenants.  Borrower shall not agree to do, or permit
                  ------------------
to be done, any of the following:

          (a)     Indebtedness.  Create, incur, permit to exist or have
                  ------------
outstanding, any indebtedness for borrowed money, except indebtedness of Borrower hereunder and under the Note and except for indebtedness secured by the Permitted Liens.

          (b)     Liens.  Create, or assume or permit to exist, any Lien or any
                  -----
of the properties or assets of Borrower, whether now owned or hereafter acquired, except for Permitted Liens, those created and granted by the Security Documents, and those Liens resulting from indebtedness permitted under Section 7(k).

          (c)     Guaranties.  Assume, endorse, be or become liable for, or
                  ----------
guarantee, the obligations of any Person, except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

          (d)     Mergers, Acquisitions.  Merge or consolidate with any Person
                  ---------------------
(whether or not Borrower is the surviving entity) or become a general partner of any partnership or acquire all or substantially all of the assets or any of the capital stock of any Person; provided, however, revenue or profit sharing arrangements among Borrower and its customers in connection with the sale of inventory in the ordinary course of business shall not be deemed to be a partnership for purposes of this subsection 7(d).

          (e)     Redemptions; Distributions.
                  --------------------------

                  (i) Purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any subordinated debt or any shares of any class of stock of Borrower.

                  (ii) Declare or pay any dividends or make any distribution of any kind on Borrower's outstanding stock, or set aside any sum for any such purpose, except Borrower may declare a dividend payable solely in the stock of Borrower.

          (f)     Stock Issuance.  Issue any additional shares or any right to
                  --------------
acquire any shares, or any security convertible into any shares, of the capital stock of Borrower except as described on the attached Schedule 7.

          (g)     Changes in Business.  Make any material change in its
                  -------------------
business, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution); or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, assets or business except in the ordinary course of business and for a fair consideration; or, except as provided by the provisions of Section 7(f), dispose of any shares of its stock, whether now owned or hereafter acquired.

          (h)     Fiscal Year.  Change its fiscal year.
                  -----------

          (i)     Amendment of Documents.  Modify, amend, supplement or
                  ----------------------
terminate, or agree to modify, amend, supplement or terminate its certificate of incorporation or by-laws or any documents relating to transactions with affiliates.

          (j)     Capital Expenditures.  Make or be or become obligated to make
                  --------------------
capital expenditures in the aggregate for Borrower in excess of $25,000.

          (k)     Rental Obligations.  Enter into, or permit to remain in
                  ------------------
effect, any lease as lessee if, after giving effect thereto, the aggregate amount of all rental and other obligations, including, without limitation, all percentage rents and additional rent, due from Borrower thereunder in any single calendar year would exceed $400,000.

          (l)     Management Fees.  Pay, or be or become obligated to pay, any
                  ---------------
management fees to any Person, or any interest on any deferred obligation therefor, including, without limitation, to any shareholder, director, officer or employee of Borrower.

          (m)     Transactions with Affiliates.  Except for transactions with
                  ----------------------------
Advanced Nuclear Imaging, directly or indirectly: (i) make any investment in an affiliate; (ii) sell, transfer, lease, assign or otherwise dispose of any assets to an affiliate; or (iii) merge into or consolidate with or purchase or acquire assets from an affiliate, or enter into any other transaction directly or indirectly with or for the benefit of any affiliate; unless the terms of the transaction with the affiliate are no less favorable to Borrower than would be obtained from a non-affiliate.

          (n)     Restriction on Future Agreements.  Enter into any agreement,
                  --------------------------------
including, without limitation, any license agreement, which is inconsistent with this Agreement or the Loan Documents, and Borrower further agrees that it will not take any action, and will use its best efforts not to permit any action to be taken by others, including, without limitation, licensees, or fail to take any action, which would in any respect affect the validity or enforcement of the rights granted or transferred to Lender under this Agreement or the rights associated with the Intellectual Property.

          (o)     Sale/Disposition.  Sell or dispose of any of its assets except
                  ----------------
for sales of inventory (excluding the Cardiology Machine) in the ordinary and usual course of its business. Except for the Cardiology Machine, Borrower may dispose of Equipment which is no longer required for the conduct on Borrower's business so long as Borrower receives therefor a sum substantially equal to such Equipment's fair value.

Provided, however, that Lender consents to Borrower's execution of an Acquisition Agreement dated July 15, 1996 with General Electric Company; provided, further, that Borrower shall not close the transaction contemplated thereby unless Borrower pays all Liabilities concurrently therewith.

     Section 8.   Term of Agreement.  This Agreement shall remain in effect
                  -----------------
until such time as all of the Liabilities shall have been fully performed and paid in full.

     Section 9.   Lender's Expenses.  Borrower shall reimburse Lender for all
                  -----------------
reasonable fees, costs and expenses (including, but not limited to, attorney's fees, costs and expenses) incurred by Lender in connection with this Agreement including, but not limited to, Lender's overhead costs allocated by Lender to this transaction and further including such reasonable fees, costs and expenses incurred in connection with the investigation and evaluation of Borrower negotiation, drafting, implementation, administration and enforcement of this Agreement and the other agreements, documents and instruments referred to herein or contemplated hereby and the auditing, appraising, evaluating or otherwise monitoring the Collateral or other credit support for the Liabilities (all such costs and expenses, "Costs and Expenses"); provided, however, that the Costs and Expenses as of the date hereof shall not exceed $30,340 and provided, further, that any Costs and Expenses after the date hereof shall be only third-party costs and shall not include any of Lender's overhead costs.

     Section 10.  Conditions Precedent to the Loans.
                  ---------------------------------

          (a)     Both Loans.  The obligation of Lender to make each Loan
                  ----------
hereunder shall be subject to the fulfillment (to the satisfaction of Lender) of the following conditions precedent:

                  (i) Lender shall have received prior to or concurrently with the execution and delivery hereof:

                         (1)  Two copies of this Agreement executed by Borrower.

                         (2)  The Note, duly executed by Borrower.

                         (3) Uniform Commercial Code Financing Statements covering the Collateral against Borrower as debtor and in favor of Lender as secured party in appropriate form or filing in the offices of the Secretary of State of Texas, duly executed by Borrower.

                         (4) Any documents required by Lender for filing in the United States Patent and Trademark Offices.

                         (5)  A certificate of an officer of Borrower
certifying that attached thereto is (A) a true and correct copy of the resolutions of the board of directors of each such entity authorizing the transactions contemplated by this Agreement; (B) the certificate of incorporation of Borrower as in effect on the date of such certificate, (C) a true and correct copy of the by-laws of Borrower as in effect on the date of such certificate, and (D) a list of officers authorized to execute the Loan Documents together with the true and correct signatures of each such Person.

                         (6) Copies of the certificates of existence, certificates of good standing, and certificates of authority to do business in any state other than the State of Texas for Borrower.

                         (7) A certificate of Borrower executed by Gary B. Wood, Chairman of the Board of Directors and David O. Rodrigue, Vice President, certifying that, as of the date of such certificate, (A) Borrower shall have complied and shall then be in compliance with all of the terms, covenants and conditions of this Agreement and the other Loan Documents; (B) no Event of Default or Default exists; and (C) the representations and warranties contained in Section 4 of this Agreement are true and correct as of the date of such certificate.

                         (8) An agreement satisfactory in form and substance to Lender whereby the holders of the Uro-Tech Lien and the BF&EC Lien agree to subordinate such liens to the Patents and Trademarks and all general intangibles arising from or related thereto, and the Cardiology Machine and the Cardiology Machine Contracts, and all accounts, general intangibles, chattel paper, instruments and documents arising from or related to any of the foregoing.

                  (ii) Borrower shall have paid all accrued Costs and Expenses to Lender.

                  (iii) No Default or Event of Default shall have occurred and be continuing hereunder or under the Loan Documents.

                  (iv) All legal matters incident to the Loans shall be reasonably satisfactory to Lender and counsel to Lender.

                  (v) Lender shall have received an opinion from Borrower's counsel regarding such matters as Lender specifies.

          (b)     Second Loan.  The obligation of Lender to make the second Loan
                  -----------
hereunder shall additionally be subject to Lender's receipt of a valuation appraisal of the Patents and Trademarks conducted by Coopers & Lybrand, LLP or other appraiser satisfactory to Lender. The appraisal must be addressed to Lender and must state that the value of the Patents and Trademarks as of the date of the appraisal is not less than $5,000,000. If Lender does not receive such appraisal prior to the Commitment Termination Date, Lender shall have no obligation to make the second Loan.

          (c)     No Waiver.  Lender's funding of either Loan prior to the
                  ---------
satisfaction of each condition precedent shall not waive Lender's right to thereafter insist on the satisfaction of such condition, and Borrower shall thereafter satisfy such condition upon Lender's demand.

     Section 11.  Default/Remedies.
                  ----------------

          (a)     Events of Default.  Any one of the following acts which shall
                  -----------------
occur and be continuing shall constitute an "Event of Default" under this
Agreement:

                  (i) Failure by Borrower to pay any of the Liabilities within five Business Days of the date when due.

                  (ii) Any representation or warranty now or hereafter made by Borrower herein or by Borrower (or any of its officers or stockholders) in connection with this Agreement shall prove to have been incorrect in any material respect when made.

                  (iii) Failure by Borrower to perform or observe any covenant, condition or agreement contained in this Agreement and such failure (except a failure to pay any of the Liabilities) continues unremedied (if susceptible of remedy) for a period of fifteen days.

                  (iv) An event of default or default shall occur and be continuing under any other agreement providing for the borrowing of money or granting of liens entered into by Borrower or Lender shall have received a notice from the holder of any such other indebtedness that Borrower is in default in the payment thereof (whether or not such notice is correct) and Borrower has not obtained the retraction of such notice by the holder within fifteen days after Lender's notice to Borrower.

                  (v) Borrower shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for its substantial part of its assets, or shall commence any court or judicial proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or Borrower shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition against it, which remains undismissed for a period of 30 days or more; or any order for relief shall be entered in any such proceeding; or Borrower by any act or omission shall indicate its consent to, approval or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more.

                  (vi) Borrower shall generally fail to pay its debts as such debts become due.

          (b)     Remedies.  If any Default or Event of Default occurs, in
                  --------
addition to all other remedies Lender may have at law or in equity, Lender may
(i) declare the principal amount of the Note, all interest thereon and all other Liabilities to be immediately due and payable, whereupon the Loans, all such interest and all such other Liabilities shall become and be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Borrower, and (ii) exercise all or any of the rights of a secured party under the Uniform Commercial Code in the state where the Collateral is located or any other Applicable Law and any other rights and remedies available to Lender, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law; provided, however, that if an Event of Default involving the bankruptcy of Borrower shall exist or occur, all of the Liabilities shall automatically, without notice of any kind, be immediately due and payable and Lender shall be entitled to reclaim the Collateral.

          (c)     Entry Upon Premises.  Upon the occurrence of an Event of
                  -------------------
Default, (i) Lender shall have the right to enter upon the Premises of Borrower where the Collateral is located (or is believed to be located) without any obligation to pay rent to Borrower, or any other place or places where the Collateral is believed to be located and kept, and render the Collateral unusable or remove the Collateral therefrom, in order effectively to collect or liquidate the Collateral, or (ii) Lender may require Borrower to assemble the Collateral and make it available to Lender at a place reasonably convenient to Lender, or (iii) Lender may exercise some combination thereof.

          (d)     Sale or Other Disposition of Collateral by Lender.  Any notice
                  -------------------------------------------------
required to be given by Lender of a sale, lease or other disposition or other intended action by Lender with respect to any of the Collateral, at least ten Business Days prior to such proposed action shall constitute fair and reasonable notice to Borrower of any such action. If Lender chooses to dispose of the Collateral, it shall dispose of the Collateral in a commercially reasonable manner. Any sale of the Collateral conducted in conformity with the reasonable commercial practices of banks, insurance companies, commercial finance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. The net proceeds realized by Lender upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by Lender in connection therewith, shall be applied toward satisfaction of the Liabilities. Lender shall account to Borrower for any surplus realized upon such sale or other disposition, and Borrower shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Lender's lien and security interest in the Collateral until the Liabilities are fully paid. Borrower agrees that Lender has no obligation to preserve rights to the Collateral against any other parties. Concurrently herewith, Borrower has executed an Assignment of Patents and an Assignment of Trademarks (the "Assignments"). The Assignments shall become effective only upon the occurrence of an Event of Default and Lender initiating enforcement of lender's security interest in the Collateral and Lender shall use such documents only to effect the sale or other disposition of the Collateral covered thereby in connection with the enforcement of Lender's security interest in the Collateral after an Event of Default. The Assignments shall become null and void upon repayment of the Liabilities hereunder and shall be promptly returned to Borrower upon such repayment.

          (e)     Royalties.  Lender shall not be liable to Borrower for
                  ---------
royalties or other related charges arising from the use by Lender of the Intellectual Property in connection with the exercise of Lender's remedies under this Agreement.

          (f)     Lender's Right to Sue.  From and after the occurrence of an
                  ---------------------
Event of Default, Lender shall have the right, but shall in no way be obligated, to bring suit in its own name to enforce any of the rights associated with or related to the Collateral and, if Lender shall commence any such suit, Borrower shall, at the request of Lender, do any and all lawful acts and execute any and all proper documents required by Lender in aid of such enforcement. Borrower shall, upon demand, promptly reimburse Lender for all reasonable out of pocket costs and expenses incurred by Lender in the exercise of its rights under this
Section 11 (including, without limitation, reasonable fees and expenses of attorneys and paralegals for Lender).

     Section 12.    Cardiology Machine.  In addition to Borrower's other
                    ------------------
obligations and Lender's other rights under this Agreement with respect to the Cardiology Machine:

            (a)     Payments.  Upon Lender's request Borrower shall cause all
                    --------
payments due Borrower with respect to the lease or use of the Cardiology Machine to be paid directly to Lender. All amounts payable to Borrower arising out of the sale of the Cardiology Machine shall be paid directly to Lender. Lender agrees to credit all payments so received by Lender as a payment made by Borrower under the Note.

            (b)     Sale/Disposition.  Borrower shall not sell or otherwise
                    ----------------
dispose of Borrower's interest in the Cardiology Machine Contract. Borrower shall not sell or otherwise dispose of the Cardiology Machine except pursuant to the exercise by BCPA of the purchase option granted under the BCPA Contract.

            (c)     Notices.  Borrower shall provided Lender with a copy of all
                    -------
notices received or sent by Borrower from or to BCPA or to the U.S Food and Drug Administration. Such notices shall be provided to Lender within five Business Days after Borrower's receipt or sending of them.

            (d)     Acceleration.  If BCPA exercises its option to purchase the
                    ------------
Cardiology Machine, Lender at its option may at any time thereafter declare the principal amount of the Note, all interest thereon and all other Liabilities to be immediately due and payable, whereupon the Loans, all such interest and all such other Liabilities shall become and be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Borrower.

     Section 13.    Amendments.  No amendment or modification of any provision
                    ----------
of this Agreement shall be effective without the written agreement of Lender and Borrower, and no termination or waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand upon Borrower or any guarantors of the obligations of Borrower in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

     Section 14.    No Waiver.  Lender's failure, at any time or times
                    ---------
hereafter, to require strict performance by Borrower of any provision or term of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of a Default or Event of Default shall not, except as may be expressly set forth herein, suspend, waive or affect any other Default or Event of Default, whether the same is prior or subsequent thereto and whether of the same or a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement and no Default or Event of Default shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is (a) in writing and signed by Lender, and (b) delivered to Borrower.

     Section 15.    Sole Benefit of Parties.  This Agreement is solely for the
                    -----------------------
benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or interest under or because of the existence of this Agreement.

     Section 16.    Limitation on Relationship Between Parties. The relationship
                    ------------------------------------------
of Lender on the one hand, and Borrower, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor. Nothing contained in this Agreement, any instrument, document or agreement delivered in connection therewith or any of the other Loan Documents shall be deemed or construed to create a fiduciary relationship between the parties.

     Section 17.    No Assignment.  This Agreement shall not be assignable by
                    -------------
Borrower without the written consent of Lender. Lender may assign to one or more persons all or any part of, or any participation interest in, Lender's rights and benefits hereunder.

     Section 18.    Section Titles.  The section and subsection titles contained
                    --------------
in this Agreement are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between Borrower and Lender.

     Section 19.    GOVERNING LAW.  WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
                    -------------
LAW, THIS AGREEMENT, THE NOTE AND ALL OTHER LOAN DOCUMENTS SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT TO THE EXTENT THAT THE LAW OF THE STATE IN WHICH A PORTION OF THE COLLATERAL IS LOCATED (OR WHICH IS OTHERWISE APPLICABLE TO A PORTION OF THE COLLATERAL) NECESSARILY OR,
IN THE SOLE DISCRETION OF LENDER, APPROPRIATELY GOVERNS WITH RESPECT TO PROCEDURAL AND SUBSTANTIVE MATTERS RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS, SECURITY INTERESTS AND OTHER RIGHTS AND REMEDIES OF LENDER GRANTED HEREIN, THE LAWS OF SUCH STATE SHALL APPLY AS TO THAT PORTION OF THE COLLATERAL LOCATED IN (OR OTHERWISE SUBJECT TO THE LAWS OF) SUCH STATE.

     Section 20.    WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE
                    --------------------
LAW, EACH OF BORROWER AND LENDER WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN BORROWER AND LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     Section 21.    Notices.  Except as otherwise expressly provided herein, any
                    -------
notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered
(a) three Business Days after deposit in the United States mails, with proper postage prepaid, (b) when sent after receipt of confirmation if sent by telecopy or other similar facsimile transmission, (c) one business day after deposited with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent, to the address or number indicated below their respective signature lines in this Agreement.

     Section 22.    Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 23.    Usury Laws.  The parties hereto intend to conform strictly
                    ----------
to the applicable usury laws. All agreements between Borrower (and any other party liable for any part of the Liabilities) and Lender whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no event whatsoever, whether by reason of acceleration of the maturity of the Liabilities or otherwise, shall the interest contracted for, charged or received by Lender or otherwise exceed the maximum amount permissible under Applicable Law. If from any circumstances whatsoever interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced automatically to the maximum amount permitted under Applicable Law. If Lender shall ever receive anything of value deemed to be interest under Applicable Law which would apart from this provision be in excess of the maximum lawful amount, the amount which would have been excessive interest shall be applied to the reduction of the principal amount owing on the Liabilities in inverse order of maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid principal balance of the Liabilities, such excess shall be refunded to Borrower, or to the maker of other evidence of indebtedness if other than Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full stated term, including any renewal of extension, of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law. The terms and provisions of this Section shall control and supersede every other provision of all existing and future agreements between Borrower and Lender.

     Section 24.    NO ORAL AGREEMENTS.  THE LOAN DOCUMENTS EMBODY THE ENTIRE
                    ------------------
AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL, AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 25.    Inter-Creditor Agreement.  Lender agrees to promptly provide
                    ------------------------
Borrower with a copy of any amendments to the Inter-Creditor Agreement among Lender, BF&EC and Uro-Tech executed by them in connection with Lender's execution of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by duly authorized officers of the Parties to be effective as of the date set forth above.

                              BORROWER:

                              POSITRON CORPORATION

                                  /s/ D O. Rodrigue
                              By:-----------------------------------------
                                   David O. Rodrigue, Vice President


                              Notice Address:
                              16350 Park Ten Place
                              Houston, Texas 77084
                              Telecopy:  713-492-2961
                              Confirmation:  713-492-7100

                              LENDER:

                              PROFUTURES BRIDGE CAPITAL FUND, L.P.


                              By:  Bridge Capital Partners, Inc.,
                                   General Partner

                                        /s/ J H. Perry
                                   By:  -------------------------------
                                        James H. Perry, President

                              Notice Address:
                              1720 South Bellaire Street
                              Suite 500
                              Denver, Colorado 80222
                              Telecopy:  (303) 759-2728
                              Confirmation:  (303) 758-8140

                                PROMISSORY NOTE

$1,400,000.00
                                                             November ____, 1996


     1. FOR VALUE RECEIVED, on or before June 30, 1997 (the "Maturity Date"), POSITRON CORPORATION, a Texas corporation ("Maker"), promises to pay to the order of PROFUTURES BRIDGE CAPITAL FUND, L.P., a Delaware limited partnership ("Payee"), at its offices at 1720 South Bellaire Street, Suite 500, Denver, Colorado 80222, the principal amount of $1,400,000.00 (the "Total Principal Amount"), or such amount less than the Total Principal Amount which has been advanced to Maker pursuant to the terms of the Loan and Security Agreement dated this date between Maker and Payee (the "Loan Agreement") if the total amount advanced under this Promissory Note (this "Note") is less than the Total Principal Amount, together with interest on such portion of the Total Principal Amount which has been advanced to Maker from the date advanced until paid. Capitalized terms used herein, but not defined, shall have the same meanings assigned to them in the Loan Agreement.

     2. (a) Prior to the Maturity Date, interest shall accrue on the outstanding principal balance at the following rates of interest:

               (i)  From the date of this Note to April 1, 1997: 12% per annum

               (ii) From April 1, 1997 to June 30, 1997: 15% per annum

          (b) From and after the Maturity Date, interest shall accrue on matured unpaid amounts at the following rates of interest:

               (i)  From the Maturity Date to December 1, 1997: 15% per annum

               (ii) After November 30, 1997: 18% per annum

     3. Maker shall have the right to prepay this Note in whole or in part at any time without penalty or premium.

     4. Principal and interest are payable in monthly installments until the Maturity Date; at that time the entire amount of principal and interest remaining unpaid will be payable. The monthly installment due is the greater of:
(a) $50,000.00, or (b) the aggregate amount received by Payee from BCPA under the BCPA Contract during the calendar month in which the monthly installment is due. Maker shall pay to Payee an amount equal to the payment received by Maker from BCPA under the BCPA Contract each month prior to the Maturity Date; such payment by Maker shall be due not later than one day after Maker receives the BCPA payment. If the amount paid by Maker to Payee pursuant to the immediately preceding sentence prior to the 25th day of each month is less than $50,000.00, Maker shall pay not later than the 25th day of the month the difference between $50,000.00 and the amount previously paid by Maker during such month. All amounts due hereunder shall be paid to Payee at its address in the State of Colorado specified in Section 1.

     5. All amounts paid hereunder shall be applied first to all interest then accrued and unpaid hereunder, and the balance, if any, to principal. All sums called for, payable or to be paid hereunder shall be paid in lawful money of the United States of America which at the time of payment is legal tender for the payment of public and private debts therein. All amounts paid hereunder will be credited to the payment due effective as of the date Payee actually receives such payment at its address specified herein.

     6. If default is made in the payment of this Note at maturity (regardless of how its maturity may be brought about) or the same is placed in the hands of an attorney for collection, or if suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership, reorganization, or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, Maker agrees to pay the holder of this Note a reasonable amount as attorney's or collection fees.

     7. Maker hereby waives presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect any sums owing hereunder and in proceeding against any of the rights and properties securing payment hereof, and agrees that its liability on this Note shall not be affected by any release of or change in any security for the payment of this Note.

     8. This Note evidences obligations and indebtedness from time to time owing by Maker to Payee pursuant to and secured by, among other things, the Loan Agreement. The holder of this Note is entitled to the benefits and security provided in the Loan Documents. Under the Loan Agreement, Borrower may request two advances of $700,000.00 each. The unpaid balance of this Note shall increase with each such advance and shall decrease with each payment made hereunder; provided, however, that this Note is not a revolving line of credit note and principal amounts repaid amounts repaid hereunder may not be reborrowed.

     9. Maker agrees that upon the occurrence of an Event of Default, the holder of this Note may, at its option, without further notice or demand, (a) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (b) refuse to advance any additional amounts under this Note, (c) foreclose all liens securing payment hereof, (d) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Loan Documents, at law or in equity, or (e) pursue any combination of the foregoing.

     10. The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof.
The acceptance by the holder
hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (a) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse, or (b) impair, reduce, release or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

     11. All notices permitted hereunder shall be given to the addressee at the following address: if to Payee, at the address specified in Section 1, or at such other address as Payee may provide by notice to Maker; if to Maker, 16350 Park Ten Place, Houston, Texas 77084, Attention: CFO. All notices given hereunder shall be in writing and shall be considered properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the addressee, or by prepaid telegram. Any notice given in accordance herewith shall be effective as provided in the Loan Agreement.

     12. WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT TO THE EXTENT THAT THE LAW OF THE STATE IN WHICH A PORTION OF THE COLLATERAL IS LOCATED (OR WHICH IS OTHERWISE APPLICABLE TO A PORTION OF THE COLLATERAL) NECESSARILY OR, IN THE SOLE DISCRETION OF PAYEE, APPROPRIATELY GOVERNS WITH RESPECT TO PROCEDURAL AND SUBSTANTIVE MATTERS RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS, SECURITY INTERESTS AND OTHER RIGHTS AND REMEDIES OF PAYEE GRANTED HEREIN, THE LAWS OF SUCH STATE SHALL APPLY AS TO THAT PORTION OF THE COLLATERAL LOCATED IN (OR OTHERWISE SUBJECT TO THE LAWS OF) SUCH STATE.

     13. Maker and Payee intend to conform strictly to applicable usury laws. All agreements between Maker and Payee whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no event whatsoever, whether by reason of acceleration of the maturity of the indebtedness evidenced hereby or otherwise, shall the interest contracted for, charged or received by Payee or otherwise exceed the maximum amount permissible under Applicable Law. If from any circumstances whatsoever interest would otherwise be payable to Payee in excess of the maximum lawful amount, the interest payable to Payee shall be reduced automatically to the maximum amount permitted under Applicable Law. If Payee shall ever receive anything of value deemed to be interest under Applicable Law which would apart from this provision be in excess of the maximum lawful amount, the amount which would have been excessive interest shall be applied to the reduction of the principal amount owing on the principal amount owed hereunder in inverse order of maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid principal balance of this Note, such excess shall be refunded Maker. All interest paid or agreed to be paid to Payee shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full stated term, including any renewal of extension, of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by Applicable Law. The terms and provisions of this Section shall control and supersede every other provision of all existing and future agreements between Maker and Payee.

     EXECUTED as of the date first written above.

                                      POSITRON CORPORATION

                                      By:______________________________________
                                            David O. Rodrigue, Vice President

                   EXHIBIT B TO LOAN AND SECURITY AGREEMENT

                   Patent No.(s)

                    4,563,582      issued         01/07/86
                    4,642,462      issued         02/10/87
                    4,677,779      issued         07/07/87
                    4,677,299      issued         06/30/87
                    4,733,083      issued         03/22/88
                    5,210,420      issued         05/11/93

                   EXHIBIT C TO LOAN AND SECURITY AGREEMENT

      Trademark Application         Date Filed              Name
             No.(s)

           74/495,437                 2/28/94        "Positron Technologies"

           74/495,450                 2/28/94       "Positron Medical Systems"

           74/499,181                 3/11/94      "Positron Medical and Design"




      Trademark Registration         Date Filed              Name
             No.(s)

            1,494,091                 6/28/88             "Posicam"

                                                               Page 1 of 3 pages

                                   EXHIBIT D

================================================================================

                           DESCRIPTION OF EQUIPMENT

================================================================================

Customer:           Buffalo Cardiology & Pulmonary Associates
                    5305 Main Street
                    Williamsville, NY 14221
                    Attn: Dr. Michael Merhige

--------------------------------------------------------------------------------

CATALOG NO.                        DESCRIPTION

--------------------------------------------------------------------------------

712-100030     POSICAM HZL-R SYSTEM
               --------------------

               POSICAM Low Profile Gantry and Patient Couch
               --------------------------------------------
               -    53.4 cm patient opening diameter
               -    1.0 RPS wobble speed
               -    Laser positioning reference guides, top and both sides
               -    Digital display for patient axial position
               -    Computer controlled axial couch position
               -    Digital display for count rate
               -    Digital display for acquisition time
               -    Retractable septa
          Detector Modules
          ----------------
               -    32 ring staggered BGO crystals
               -    Crystal dimensions 8.5 x 9.8 x 30 mm
               -    1024 PMTs with 4,096 crystals with a
                     4:1 ratio for optimum sensitivity
               -    61 slice generation with 2.6 mm separation
               -    16.6 cm axial field of view
               -    260K counts/sec/microCi/cc sensitivity typical
               -    1.3 m counts/sec/microCi/cc sensitivity with SEPTA retracted
               -    5.8 mm cubic resolution
               -    78 cm ring diameter
               -    overlapping (patented) design
               -    5 msec temporal resolution
               -    5 nsec FWHM coincidence resolving time with 12 ns window

POSICAM Data Acquisition System (PDAS)
--------------------------------------
               Hardware and Software
               ---------------------
               -    68030 processor, 25 MHZ
               -    VME bus plus 2 dedicated VSB busses
               -    PDAS software
               -    Real time binning rate of 2 million events/sec
               -    32 Mbyte memory (Optionally expandable)
               -    Static, real-time dynamic, real-time gated acquisition modes

                                                               Page 2 of 3 pages

--------------------------------------------------------------------------------

               Operator Console/View Station
               -----------------------------
               -    Sun SPARCstation
               -    16" color monitor
               -    32 MBytes memory
               -    207 MByte hard disk
               -    Ethernet network interface
               -    Software applications package

               POSICAM Image Workstation
               -------------------------
               -    Viewing console table and chair
               -    19" color monitor
               -    Sun SPARCstation
               -    32 MByte memory
               -    650 MByte hard disk storage minimum
               -    4mm DAT Tape 2-8 GByte
               -    Keyboard with optical mouse and pad
               -    Ethernet network interface
               -    Dedicated applications accelerator for reconstruction

               POSICAM ACS Software
               --------------------
               -    Window Interface
               -    Automated protocols
               -    Acquisition
               -    Reconstruction
               -    Corrections
               -    Image processing and display
               -    Utilities

               Rotating Fan Beam
               -----------------
               - Transmission scan with real-time randoms and scatter rejection
               -    Reduced attenuation acquisition time
               - Employs sealed /68/ Ge rod sources (customer supplied) from recommended vendor
               -    Patient aperture cover

               Communications Modem
               --------------------
               -    9600 baud V.32 bis, V.42 bis standards

               System Documentation
               --------------------

                                                               Page 3 of 3 pages
--------------------------------------------------------------------------------

                                    OPTIONS

712-011003  Codonics High Resolution Color Printer
            --------------------------------------
            -  300 dots per inch resolution
            -  Over 16.7 million high quality colors
            -  256 levels each of cyan, magenta and yellow
            -  8.5" x 11" print size
            -  Paper or color transparencies
            -  Ethernet connection

712-013000  Cardiac Quantitative Software
            -----------------------------
            -  RAU (Rubidium Absolute Uptake)

712-013020  Neuro Quantitative Software
            ---------------------------
            -  FDG Uptake

712-013030  Oncology Quantitative Software
            ------------------------------
            -  FDG Uptake

712-005150  Head Holder - Adjustable
            ------------------------
            -  Foam inserts and mounting hardware included
            -  Adjustable elevation and tilt

712-005011  Deluxe PET Phantom
            ------------------
            -  20 cm cylinder phantom
            -  Inserts include six solid spheres, cold rod
                insert, and hardware for mounting user-
                supplied capillary line sources

712-020003  Remote Physician's View Station
----------  -------------------------------
            -  Sun SPARCstation
            -  16" color monitor
            -  32 MBytes memory
            -  207 MByte hard disk
            -  Ethernet network interface
            -  Software applications package

                                  SCHEDULE 4

                             POSITRON CORPORATION

                       Outstanding Warrants and Options
                            as of November 13, 1996


                                        Number of
         Description                 Warrants/Option        Exercise Price
         -----------                 ---------------        --------------
1987 Employee Stock Option Plan           176,091                2.625
1994 Employee Stock Option Plan           459,205           2.625-4.125
1993 Warrants                             514,580                5.650
Redeemable Warrants                     5,594,468                5.650
Series A Preferred Stock Warrants       1,533,528                2.000
Series B Preferred Stock Warrants         100,000                2.000
UroTech, Ltd. Warrants                     67,500                2.000
Boston Financial & Equity Warrants         45,000                2.000
K. Lance Gould                            250,000                2.000
Gary B. Wood                              100,000                2.000

Shares of common stock issued in respect of (a) any options, warrants or other securities outstanding as of the date hereof that are exercisable or exchangeable for or convertible into shares of common stock, (b) options that may hereafter be granted in accordance with any employee stock option plan in effect as of the date hereof, (c) the issuance after the date hereof of any additional shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock or Series B 8% Cumulative Convertible Redeemable Preferred Stock as a dividend in respect of any such outstanding preferred stock or (d) the issuance of any shares of common stock upon the exercise, conversion or exchange of any of the securities described in any one or more of clauses (a), (b), or (c) above. As of November 13, 1996 the number of shares of common stock issuable under the securities described in clauses (a) and (b) above does not exceed 8,850,000 shares.

                                 SCHEDULE 4(g)

     The Company has not paid the October 31, 1996 payroll and related payroll taxes. Such payroll taxes are not due until such payroll is paid to its employees.

                                  SCHEDULE 7

                             POSITION CORPORATION

                       Outstanding Warrants and Options
                            as of November 13, 1996

                                           Number of
          Description                   Warrants/Options         Exercise Price
          -----------                   ----------------         --------------
1987 Employee Stock Option Plan               176,091                 2.625
1994 Employee Stock Option Plan               459,205            2.625 - 4.125
1993 Warrants                                 514,580                 5.650
Redeemable Warrants                         5,594,468                 5.650
Series A Preferred Stock Warrants           1,533,528                 2.000
Series B Preferred Stock Warrants             100,000                 2.000
UroTech, Ltd. Warrants                         67,500                 2.000
Boston Financial & Equity Warrants             45,000                 2.000
K. Lance Gould                                250,000                 2.000
Gary B. Wood                                  100,000                 2.000

Shares of common stock issued in respect of (a) any options, warrants or other securities outstanding as of the date hereof that are exercisable or exchangeable for or convertible into shares of common stock, (b) options that may hereafter be granted in accordance with any employee stock option plan in effect as of the date hereof, (c) the issuance after the date hereof of any additional shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock or Series B 8% Cumulative Convertible Redeemable Preferred Stock as a dividend in respect of any such outstanding preferred stock or (d) the issuance of any shares of common stock upon the exercise, conversion or exchange of any of the securities described in any one or more of clauses (a), (b), or (c) above. As of November 13, 1996 the number of shares of common stock issuable under the securities described in clauses (a) and (b) above does not exceed 8,850,000 shares.